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                                                                    EXHIBIT 23.6


                            DEGOLYER AND MACNAUGHTON
                            5001 SPRING VALLEY ROAD
                                 SUITE 800 EAST
                              DALLAS, TEXAS 75244


                               December 21, 2005


Board of Directors
Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, Colorado 80202


Ladies and Gentlemen:

     We hereby consent to the use of the name DeGolyer and MacNaughton and the information regarding our review of the reserves estimates as of December 31, 2004, of Forest Oil Corporation, including its estimated proved reserves attributable to its offshore Gulf of Mexico properties, in the Registration Statement on Form S-4 (No. 333-129096) filed by Mariner Energy, Inc., and the combined proxy statement/prospectus/information statement included in such Registration Statement.


                                        Very truly yours,

                                        /s/ DeGolyer and MacNaughton
                                        ---------------------------------
                                        DeGOLYER and MacNAUGHTON